Abest Power & Gas Launches Operations

NEW YORK, N.Y. -- (Business Wire) – May 15, 2013 -- Corporate Resource Services, Inc. (OTCBB: CRRS), a diversified staffing, recruiting, and consulting services firm providing managed services and trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work, today announced that Abest Power & Gas, its joint venture in retail energy, has obtained approval of its Market Based Rate Tariff from the Federal Energy Regulatory Committee, has obtained licenses to operate in three states, has been accepted as a member of the New England, New York, and PJM Independent Service Operators, and has begun operations in Connecticut, all within three months of its initial launch.

“We are very pleased with how quickly the Abest Power & Gas team has been able to get to market,” said John Messina, the President and CEO of Corporate Resource Services. “The management team’s experience in the industry has allowed them to hit the ground running. As a result, our ability to quickly ramp up revenues will reduce the cash investment needed to bring Abest to profitability and increase the return on our investment.”

“We are thrilled to begin serving customers in Connecticut, and we look forward to beginning operations in New York and Massachusetts very soon,” said Frank Rosa, Abest’s CEO. “We are also in the process of obtaining licenses in New Jersey, Ohio and New Hampshire. We believe that these markets, as well as others we will pursue in the near future, represent a great opportunity for Abest to rapidly grow to a significant scale.”

About Abest Power & Gas, LLC:

Abest Power & Gas is a licensed energy supplier that provides economical and secure energy rate plans for businesses and homes. The Company is working to be valued as an industry leader in client satisfaction and to elevate the quality of the industry by building trust and helping the customers it serve.

Abest Power & Gas offers programs and services designed to help lower energy costs and protect its customers from sudden price increases. The Company maintains a low overhead and runs a lean operation, which enables it to maintain competitive products.

Abest Power & Gas was founded by business professionals that have extensive experience in deregulated energy markets. Abest Power & Gas is headquartered in New York with offices in lower Manhattan and Connecticut.

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides diversified staffing, recruiting, and consulting services and offers trained employees in the areas of Insurance, Information Technology,

Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’ location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 205 staffing and on-site facilities in 37 states and the District of Columbia and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies.  To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Corporate Resource Services, Inc.

Michael J. Golde

Chief Financial Officer

(646) 443-2380